UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Southwest Georgia Financial Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Hello, this is DeWitt Drew, President and CEO of Southwest Georgia Financial Corporation, the parent company of Southwest Georgia Bank.

I am calling to let you know that you will be receiving information in the mail from us in the next few days. We are asking you to vote on an item that is important for our shareholders. Please help us by reviewing the information and quickly submitting your vote. A phone number can be found in the material to call if you have questions.

In the weeks following you may receive a follow up phone call from Alliance Advisors, our proxy agent, who can help you with the voting process. They will be happy to answer any of your questions. Your vote is important regardless of how many shares you own.

I appreciate your investment in Southwest Georgia and thank you for voting.

Additional Information about the merger and Where to Find It

In connection with the proposed Merger, The First Bancshares, Inc. (“The First”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 to register the shares of The First’s capital stock to be issued in connection with the merger, as amended on February 18, 2020. The registration statement was declared effective by the SEC February 19, 2020. The registration statement includes a proxy statement/prospectus. Southwest Georgia Financial Corporation (“SGB”) commenced mailing the definitive proxy statement to shareholders on or about February 21, 2020.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE FIRST, SGB AND THE PROPOSED MERGER.

Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, as well as other documents filed with the SEC by The First and SGB through the website maintained by the SEC at www.sec.gov. Documents filed with the SEC by The First will also be available free of charge by accessing The First’s website at https://www.thefirstbank.com/ under the menu item “Investor Relations”, then under the heading “Documents” and then under the heading “SEC Filings” or by directing a written request to The First Bancshares, Inc., 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402 Attn: Corporate Secretary, Chandra Kidd. The First’s telephone number is (601) 268-8998. Documents filed with the SEC by SGB will also be available free of charge by accessing SGB’s website at https://www.sgb.bank/ under the heading “Investor Relations” or by directing a written request to Southwest Georgia Financial Corporation, 25 Second Avenue, S. W., Moultrie, Georgia 31768, Attn: EVP and Chief Administrative Officer, Donna Lott. SGB’s telephone number is (229) 985-1120.

Participants in the Transaction

The First, SGB and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SGB in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, is included in the proxy statement/prospectus regarding the proposed transaction. Additional information about The First and its directors and officers may be found in the definitive proxy statement of The First relating to its 2019 Annual Meeting of Stockholders filed with the SEC on April 3, 2019. Additional information about SGB and its directors and officers may be found in the definitive proxy statement of SGB relating to its 2019 Annual Meeting of Shareholders filed with the SEC on April 18, 2019. The definitive proxy statements can be obtained free of charge from the sources described above.